UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2025

Date of Report (Date of earliest event reported)

TSS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Aviation Drive, Suite 100, Georgetown Texas 78628
(Address of principal executive offices and zip code)

(512) 310-1000
(Registrant’s telephone number, including area code) Not applicable (Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	TSSI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial condition.

On Thursday, November 13, 2025, TSS, Inc. (the “Company”), issued a press release reporting certain financial results of the Company for the three and nine months ended September 30, 2025. A copy of the press release is being furnished herewith as Exhibit 99.1.

The Company’s press release contains non-GAAP financial measures. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Disclosure regarding definitions of these measures used by the Company and why the Company’s management believes the measures provide useful information to investors is also included in the press release.

The Company will conduct a conference call to discuss its financial results on Thursday, November 13, 2025, at 5:00 p.m. Eastern Time.

The information under Item 2.02 of this Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

This report may contain “forward-looking statements” – that is, statements related to future – not past – events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers and our ability to diversify our customer base; risks relating to operating in a highly competitive industry; risks relating to supply chain challenges; risk related to changes in labor market conditions; risks related to the implementation of a new enterprise resource IT system; risk related to the development of our procurement and reseller services business; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2025 Vivek Mohindra was appointed to the board of directors of TSS, Inc. (the “Company”) as a Class III director for a term expiring at the 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified. In connection with the appointment of Dr. Mohindra to the board, the Company granted Dr. Mohindra options to acquire 6,000 shares of the Company’s common stock, and Dr. Mohindra will receive an annual retainer of $40,000 for his board service.

Dr. Mohindra, age 57, currently serves as the Special Advisor to the Vice Chair and Chief Operating Officer of Dell Technologies since June 2025, where he works on special projects related to growth and AI. Dr. Mohindra previously served as the Senior Vice President and Chief Strategy Officer, and as Senior Vice President, Client Solutions Group, focused on as-a-service and thin client business of Dell Technologies starting in May 2020. From 2013 to 2020, Dr. Mohindra was a General Partner at New Science Ventures, where he led the technology investments segment of the firm. From 2010 to 2013, Dr. Mohindra served as an Operating Group Partner of TPG Capital working with portfolio companies on strategy, growth and operational issues, and with deal teams on due diligence. From 2008 to 2011, Dr. Mohindra served as Senior Vice President of Strategy and Business Transformation for Freescale Semiconductor, focused on portfolio strategy, operations improvements and preparing for Freescale Semiconductor's initial public offering. Dr. Mohindra has earned a Bachelor of Engineering degree from the Indian Institute of Technology, a Master of Science and PhD in chemical engineering as well as a Master of Business Administration from the Massachusetts Institute of Technology.

Item 8.01.	Other Events.

On November 13, 2025, the Company issued a press release announcing Dr. Mohindra’s appointment to the Company’s board of directors. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release, dated November 13, 2025
99.2	Press Release, dated November 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Daniel M. Chism
Daniel M. Chism
Chief Financial Officer

Date: November 13, 2025

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